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[AETNA LOGO]                                    INTEROFFICE COMMUNICATION


                                                 RICHARD L. HUBER
To            Frederick C. Copeland, Jr.

Date          May 4, 1999

Subject       Employment Agreement

         This memo is to confirm that in lieu of benefits under the Company's severance and salary continuation benefits plan and upon receipt from you of a customary release of employment-related claims and covenants in form and substance satisfactory to the Company, we have agreed that the Company shall guarantee you a minimum of 52 weeks salary continuation in the event your employment is ever terminated under circumstances which call for the payment of benefits under the Company's severance and salary continuation benefits plan, and for a period of 156 weeks if your employment is terminated by the Company for any reason other than misconduct following a "change in control" as defined in the Company's severance plan.




Aetna Inc.





By:  /s/Richard L. Huber
     -------------------
     Richard L. Huber